Exhibit 10.79
Wells Fargo Bank Business Credit
119 West 40th Street
New York, NY 10018

as of January 24, 2006

Infotech USA. Inc. a New Jersey corporation
Infotech USA. Inc. a Delaware corporation
Information Technology Services, Inc.
c/o Infotech USA, Inc.
7 Kingsbridge Road
Fairfield, New Jersey 07004
Attn:  Mr. J. Robert Patterson

RE: Third Amendment and Waiver

Gentlemen:

Reference is made to the Credit and Security Agreement, dated as of June 29, 2004 (as amended from time to time, the “Credit Agreement”), among Infotech USA, Inc., a New Jersey corporation, as borrower (the “Borrower”), Infotech USA, Inc., a Delaware corporation, and Information Technology Services, Inc., a New York corporation, as guarantors (together with the Borrower, the “Obligors”) and Wells Fargo Bank, National Association, as successor by merger to Wells Fargo Business Credit, Inc., acting through its Wells Fargo Business Credit operating division, as lender (the “Lender”). Terms which are capitalized and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

The Obligors have informed the Lender that Sebastian Perez has ceased to actively manage each Obligor's day-to-day business activities in his capacity as president of each of the Obligors, which constitutes an Event of Default under Section 7.1(c) of the Credit Agreement (the “Designated Event of Default”). The obligors have requested that the Lender consent to Jonathan McKeage’s employment as a replacement to Sebastian Perez and that the Lender waive the Designated Event of Default, and the Lender hereby agrees to such requests. Accordingly, the Credit Agreement is hereby amended by deleting clause (c) or the definition of “Change of Control” in Section 1.1 of the Credit Agreement and by substituting in lieu thereof the following: “(c) Jonathan McKeage or Robert Patterson shall cease to actively manage each Obligor's day-to-day business activities, in his capacity as president and chief executive officer or chief financial officer, as the case may be, of each Obligor,” Further, the Lender hereby waives the Designated Event of Default. Except to the extent expressly set forth herein, no waiver of any of the terms, provisions or conditions of the Credit Agreement is intended or implied and nothing herein shall constitute a waiver of any existing or future Defaults or Events of Default whatsoever, other than the Designated Event of Default.

The amendment and the waiver set forth herein shall become upon the Lender's receipt of this letter duly signed by each Obligor. Except as expressly amended herein, the Credit Agreement and all of the other Loan Documents are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms. This letter agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto. This letter agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles thereof.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, acting through its Wells Fargo
Business Credit Operating Division.
By: /s/ Sal Mutone
Name: Sal Mutone
Title: Vice President

Accepted, acknowledged and agreed to:

INFOTECH USA, INC., a New Jersey corporation
INFORMATION TECHNOLOGY SERVICES, INC.

By:  /s/ J. Robert Patterson
Name: J. Robert Patterson
Title: Chief Financial Officer, Vice President and Treasurer

INFOTECH USA, INC., a Delaware corporation

By:  /s/ J. Robert Patterson
Name: J. Robert Patterson
Title: Chief Financial Officer, Vice President and Treasurer